Exhibit 99.1


     Kerr-McGee Schedules Interim Fourth-Quarter Conference Call and Webcast
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     OKLAHOMA CITY (Nov. 27, 2000) - Kerr-McGee  Corp.  (NYSE:  KMG) will hold a conference call on Nov. 30, 2000, at 11 a.m. EST, to discuss its interim fourth quarter operating results and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available through Dec. 2 at 800-633-8284, #17034285 within the U.S. or 858-812-6440, #17034285, outside the U.S. The webcast replay will be archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.3 billion.
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CONTACT: Debbie Schramm
         (405) 270-2877